Jennison Sector Funds, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077





	February 28, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Jennison Sector Funds, Inc.

		File Nos. 2-72097 and 811-03175

	On behalf of the Jennison Sector Funds, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,


 /s/ Jack Benintende

Jack Benintende

Assistant Treasurer